UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 5, 2024

EVERCOMMERCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40575	81-4063248
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
3601 Walnut Street, Suite 400
Denver, Colorado 80205
(Address of principal executive offices) (Zip Code)
(720) 647-4948
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	EVCM	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On August 6, 2024, EverCommerce Inc. (the “Company”) issued a press release announcing financial results for the three months ended June 30, 2024 and other matters described in the press release. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 5, 2024, Marc Thompson informed the Company of his resignation as Chief Financial Officer to pursue other opportunities, effective September 6, 2024 or such earlier date as Mr. Thompson and the Company may mutually agree (the “Effective Date”). Mr. Thompson’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
On August 5, 2024, the Board of Directors (the “Board”) of the Company appointed Ryan Siurek, the Company’s current Chief Accounting Officer, as the Company’s Chief Financial Officer, effective as of the Effective Date. Mr. Siurek will assume the role of principal financial officer as of the Effective Date and continue to serve as principal accounting officer.
Mr. Siurek, 52, has served as the Company’s Chief Accounting Officer since July 2023. Mr. Siurek has over 30 years of finance and accounting operational experience in public companies from emerging growth companies to the Fortune 100. Prior to his role as Chief Accounting Officer at the Company, Mr. Siurek served as the Chief Accounting Officer of Biodesix, Inc. (“Biodesix”) from December 2020 to June 2023. Prior to Biodesix, Mr. Siurek served as the Vice President, Chief Accounting Officer and Controller of Vail Resorts Inc. from April 2016 to October 2020. Mr. Siurek serves as a member of the Small Business Advisory Committee of the Financial Accounting Standards Board (“FASB”) and previously served as a member of the Financial Reporting Executive Committee of the American Institute of Certified Public Accountants. Mr. Siurek holds a Bachelor’s and Master’s Degree in Accounting from Texas A&M University and is a Certified Public Accountant.
Separation Agreement
In connection with the resignation of Mr. Thompson as the Company’s Chief Financial Officer, the Company entered into a separation and release of claims agreement with Mr. Thompson (the “Separation Agreement”).
Pursuant to the Separation Agreement, subject to Mr. Thompson’s continued employment and provision of transition services through the Effective Date, execution and non-revocation of a release of claims and his compliance with the applicable restrictive covenants, Mr. Thompson will be eligible to receive the following payments and benefits: (i) an amount equal to twelve months of his base salary, payable in a lump sum within 60 days of the Effective Date, (ii) his annual target bonus for 2024, prorated on the number of days he was employed by the Company during 2024, payable in a lump sum within 60 days of the Effective Date, (iii) an amount equal to the cost of twelve months of the Company-paid portion of premium payments, as if he had remained an active employee, for any COBRA coverage under the Company’s group health plans (which for the avoidance of doubt will be based on the coverage levels in effect immediately prior to the Effective Date), and which shall be payable in a lump sum within 60 days of the Effective Date, (iv) accelerated vesting of any outstanding time-based equity awards as of the Effective Date that would have vested during the 12 month period following September 30, 2024 if he had remained employed through such 12 month period, and any outstanding performance-based equity awards would remain outstanding and eligible to vest during such 12 month period (or until the end of the applicable performance period, if earlier) based on actual achievement, and (v) the time period that Mr. Thompson will have to exercise his vested stock options will be extended through the first anniversary of the Effective Date.
Employment Agreement
In connection with the appointment of Mr. Siurek as the Company’s Chief Financial Officer, the Company entered into an employment agreement with Mr. Siurek (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Siurek is entitled to an annual base salary of $400,000 and a target annual performance-based bonus equal to 40% of his annual base salary, with the actual amount of such annual bonus earned based on the achievement of performance targets set by our Board or its delegate. Under the Employment Agreement, Mr. Siurek is also eligible to participate in our long-term incentive plan under the EverCommerce Inc. 2021 Incentive Award Plan (the “2021 Plan”), on the same terms and conditions applicable to similarly situated executives.
Pursuant to the Employment Agreement, upon the termination of his employment by the Company without Cause (as defined in the Employment Agreement) or by Mr. Siurek for Good Reason (as defined in the Employment Agreement), Mr. Siurek would be entitled to, in addition to any accrued amounts, subject to his execution and non revocation of a release of claims, (i) continuation of his base salary for a period of 12 months, payable in equal installments in accordance with our normal payroll practices, (ii) an amount equal to the pro rata portion of his target annual performance based bonus for the year in which such termination occurs, payable in a lump sum within 60 days of termination, and (iii) continued COBRA coverage for up to 12 months following his termination of employment. In addition, Mr. Siurek would also be entitled to receive accelerated vesting of any outstanding time-based equity awards as of the date of his termination that would have vested during the 12 month period following the date of his termination if he had remained employed through such 12 month period, and any outstanding performance-based equity awards would remain outstanding and eligible to vest during such 12 month period (or until the end of the applicable performance period, if earlier) based on actual achievement. If Mr. Siurek's employment is terminated by us without Cause or by Mr. Siurek for Good Reason within one (1) month before or within 12 months after a change in control (as defined in the 2021 Plan), he will be entitled to receive all of the benefits described above, provided, however, that any outstanding time-based equity awards granted prior to such change in control will fully accelerate and vest.
Furthermore, if Mr. Siurek is terminated by reason of his death or disability, he would be entitled to, in addition to any accrued amounts, subject to his execution and non revocation of a release of claims, the pro rata portion of his target annual performance based bonus for the year in which such termination occurs, payable in a lump sum within 60 days of termination.
The Employment Agreement also provides for a Code Section 280G “cutback” such that payments or benefits that Mr. Siurek receives in connection with a change in control will be reduced to the extent necessary to avoid the imposition of any excise tax under Code Sections 280G and 4999 if such reduction would result in a greater after-tax payment amount to Mr. Siurek.
The Employment Agreement contains a perpetual confidentiality covenant as well as one-year post-termination non-competition and non-solicitation covenants.
The foregoing descriptions of the Separation Agreement and Employment Agreement do not purport to be complete and are qualified in their entirety by the full text of the Separation Agreement and Employment Agreement, respectively, which will be filed as Exhibits in our third quarter Form 10-Q filing.
Item 9.01    Financial Statements and Exhibits.
(d)   Exhibits.

Exhibit No.	Description

99.1	Press release, dated August 6, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERCOMMERCE INC.

Date:August 6, 2024	By:	/s/ Lisa Storey
Lisa Storey
Chief Legal Officer